Exhibit 10.11

OPTION TERMINATION AGREEMENT

This OPTION TERMINATION AGREEMENT (the “Agreement”) is made as of February           , 2006, by and among Open Link Financial, Inc., a Delaware corporation (the “Company”), and the individual set forth on Exhibit A hereto (“Optionholder”).

RECITAL

WHEREAS, Optionholder holds the option or options (together, the “Options”) to purchase up to the number shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), set forth on Exhibit A hereto under the heading “Option Shares” (the “Option Shares”), at the exercise price(s) per share as set forth on Exhibit A hereto under the heading “Per Share Exercise Price” (the “Per Share Exercise Price”);

WHEREAS, the Option was issued to Optionholder pursuant to the terms of one or more agreements between Optionholder and the Company (together, the “Option Agreements”) and the terms of the Company’s Amended and Restated 1995 Stock Option Plan, as amended and in effect, (the “Plan”);

WHEREAS, the Company wishes to cancel the Options and terminate the Option Agreements, and the Optionholders wish to have the Options cancelled and Option Agreements terminated by the Company, in exchange for the Net Option Consideration (as defined below); and

WHEREAS, the Company has delivered to Optionholder that certain Disclosure Memoraundum dated February       , 2006 (as the same may be amended, the “Disclosure Memorandum”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

1.             Option Termination. Effective as of February       , 2006 (the “Effective Time”), upon the receipt by Optionholder of the Net Option Consideration and without further action on the part of anyone, (a) the Options and all related Option Agreements shall be cancelled and shall terminate in all respects; (b) all of Optionholder’s rights and claims in respect of such Option and such Option Agreements, as well as all of Optionholder’s rights and claims under the Plan, shall terminate in all respects; and (c) at such time, Optionholder’s sole right in respect of the Options and the Option Agreements shall be to receive the Net Option Consideration (as defined below).

2.             Option Consideration. At the Effective Time, the Company hereby agrees to pay to Optionholder an amount equal to (a) $5.53 in cash for each Option Share less (b) the Per Share Exercise Price of each such Option Share. The aggregate amount of cash to be paid to Optionholder and is as set forth on Exhibit A hereto under the heading “Net Option Consideration” (the “Net Option Consideration”). The Net Option Consideration shall be treated as taxable wages and shall therefore be reduced by applicable wage-based withholding taxes.

3.             Ownership of Option and Shares of Common Stock. Optionholder represents and warrants to the Company that immediately prior to the Effective Time, (a) Optionholder is the owner of the Options and owns of record and beneficially the shares of Common Stock set forth on Exhibit A (the “Common Shares”) under the heading “Common Shares” free and clear of any and all liens, claims, options, charges, pledges, security interests, deeds of trust, voting agreements, voting trusts, encumbrances, rights or restrictions of any nature (“Claims”), including Claims of spouses, former spouses or other family members, or other stockholders (or former stockholders) of the Company, except as may be set forth in the Option Agreements or the Plan and (b) other than the Options and the Common Shares, Optionholder does not beneficially own, and does not have any right to otherwise acquire, any securities of the Company.

4.             Release.

(a)           General Release. Effective as of the Effective Time and subject to Optionholder’s receipt of the portion of the Net Option Consideration as set forth herein, Optionholder hereby releases and forever discharges the Company and the Company’s individual, joint or mutual, past, present and future representatives, affiliates, principals, officers, employees, insurers, subrogors, subrogees, licensees, predecessors, members, directors, managers, stockholders, limited partners, controlling persons, subsidiaries, successors and assigns (individually a “Releasee” and collectively, the “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, foreseeable and unforeseeable, liquidated and unliquidated, insured and uninsured, both at law and in equity, which Optionholder now has, has ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Effective Time or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Effective Time related to their employment with the Company or their ownership of the Common Shares, the Options or any other security of the Company (collectively, the “Causes of Action”); provided, however, that nothing contained herein shall (a) operate to release any obligation of the Company arising under this Agreement or (b) operate to release any obligation of the Company for any unpaid salary accrued with the thirty-day period prior to this agreement or for any accrued benefits, vacation time or right to reimbursement of expenses.

5.             Disclosure Memorandum. Optionholder represents and warrants that he, she or it has received and read the Disclosure Memorandum and has had opportunities to discuss with the Company the disclosure set forth therein and the transaction contemplated hereby, and is entering in to this Agreement with due regard to the matters described in the Disclosure Memorandum.

6.             Further Actions. From and after the date of this Agreement, each of the parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

7.             Attorney’s Fees. In the event of any dispute between any of the parties to this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorney’s fees from the other party.

8.             Governing Law. This Agreement is to be deemed to be a contract made under, and is to be construed in accordance with, the laws of the State of Delaware.

9.             Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when the counterparts have been signed by each of the parties to this Agreement and delivered to the other parties.

10.           Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.           Entire Agreement. This Agreement, including the exhibit referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter.

12.           Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

13.           Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by Company and Optionholder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OPEN LINK FINANCIAL, INC.

By:
Name:
Title:

OPTIONHOLDER:

[Name]

Address:

Exhibit A

Optionholder:

OPTIONS

		Per Share	Aggregate	Aggregate Option	Net Option
Date of Grant	Option Shares	Exercise Price	Exercise Price	Consideration	Consideration

Total:

COMMON STOCK

Common Shares Owned